Exhibit 99.1

For Immediate Release

Penford Corporation announces agreement to acquire Carolina Starches

Centennial, Colo., November 10, 2011 – Penford Corporation (NASDAQ: PENX), announced today that it has entered into an agreement to acquire Carolina Starches. Penford will purchase the company interests and certain assets of the businesses currently operated by Carolina Starches, LLC and Keystone Starches, LLC.

“This acquisition combines two leading specialty starch businesses and will support growth plans for our Specialty Industrial and Food businesses.” said Tom Malkoski, CEO for Penford Corporation. “With the addition of Carolina Starches, we expect to realize benefits in supply chain and operations activities as well as business growth by enhancing our capabilities in providing superior products, customer service and technical support to our customers.”

Carolina Starches produces and sells modified starches and starch blends domestically and in several export markets. This business currently generates approximately $25 million in annual revenue. The company sources domestic potato and corn starches, European potato starch and Asian tapioca starch for processing at its facilities in North Charleston, SC and Berwick, PA.

Ben Cheatham, CEO of Carolina Starches, LLC stated, “We are elated about joining the Penford team as we see this as an exciting opportunity to continue our aggressive growth strategy, only on a larger platform of success.” He also added, “This acquisition builds on a strong geographical presence in North America and improves the gateway to service international opportunities.”

This acquisition is expected to be accretive within the first year and to have significant additional economic benefits in subsequent years. Closing is subject to certain conditions and is expected to occur in December.

About Penford Corporation

Penford Corporation develops, manufactures and markets specialty, natural-based ingredients systems for a variety of industrial and food applications. Penford has five manufacturing and/or research locations in the United States.

Contact:

Penford Corporation

Steven O. Cordier, 303-649-1900

Senior Vice President & Chief Financial Officer

steve.cordier@penx.com

The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt; the effects of the current economic recession as well as other changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed by the Company with the Securities and Exchange Commission.

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